Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Non-executive Chairman F. Ross Johnson

Steps Down From Board of Directors

J. Edward Sheridan Appointed Interim Non-Executive Chairman of the Board of Directors

Berkeley Heights, NJ, March 2, 2009 — Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, announced today that F. Ross Johnson stepped down as non-executive chairman and from the Board of Directors effective immediately. J. Edward Sheridan has been named non-executive chairman on an interim basis, also effective immediately.

“Ross Johnson has played a valuable role in Authentidate’s development and strategic vision, since joining our board as a director in 2003. He has helped the company grow into a worldwide provider of secure Health Information Exchange and workflow management services. We thank Ross for his leadership and dedication to Authentidate and wish him well with his future endeavors,” commented J. Edward Sheridan, on behalf of Authentidate’s Board of Directors.

F. Ross Johnson stated, “My resignation is due to my desire not to stand for re-election to the Board of Directors for the fiscal year 2009. I believe there are exciting opportunities ahead for Authentidate and I wish the board of directors, executive team and employees much success in the future.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (Saas) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.